EXHIBIT 5


          [LETTERHEAD OF NORTHROP GRUMMAN CORPORATION]

                         August 10, 2001

Northrop Grumman Corporation
1840 Century Park East
Los Angeles, California 90067

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     I am a member of the bars of the States of New York and California. I am also Corporate Vice President, Secretary and Associate General Counsel of Northrop Grumman Corporation, a Delaware corporation (the "Company"). I am familiar with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the Company's registration of 8,000,000 shares of common stock, par value $1.00 per share (the "Common Stock"), issuable under the Northrop Grumman Corporation 2001 Long-Term Incentive Stock Plan (the "Plan").

     At your request, I have examined the Company's certificate of incorporation and bylaws and originals or copies certified or otherwise identified to my satisfaction of such other documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or advisable for the purpose of rendering this opinion.

     Based on the foregoing and upon such matters of fact and law as I have deemed relevant, I am of the opinion that the Common Stock has been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with such authorization, the provisions of the Plan and relevant agreements duly authorized by and in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

     I hereby consent to the inclusion of this opinion as an Exhibit to the Registration Statement.

                                   Very truly yours,

                                   /S/ JOHN H. MULLAN
                                  ---------------------
                                   John H. Mullan
                                   Corporate Vice President,
                                   Secretary and
                                   Associate General Counsel